Exhibit 99.2

Gold Produ c er with Ind u str y - L e a d ing Growth Tran s forming into a Mult i - Ass e t Operati o n M arch 2024

Disclaimer

Information Subject to Change

The information, including financial information, contained herein has not been finalized and is subject to change (together with oral statements made in connection therewith, this "Presentation"). This Presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a business combination (the "Business Combination") between, among others, Rigel Resource Acquisition Corp ("Rigel"), RRAC Newco ("Newco", expected to be renamed to "Aurous Resources"), Blyvoor Gold Resources Proprietary Limited ("Blyvoor Resources") and Blyvoor Gold Operations Proprietary Limited ("Tailings", together with Blyvoor Resources, the "Target Companies"). Any further distribution or reproduction of this presentation, in whole or in part, or the divulgence of any of its contents, is unauthorized. By accepting the presentation, each recipient agrees to maintain the confidentiality of the information contained herein. To the fullest extent permitted by law, in no circumstances will the Target Companies, Newco or Rigel or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith. The information contained herein is only preliminary and indicative and does not purport to contain any information that would be required to evaluate Rigel, Newco, and the Target Companies, their respective financial position, the Business Combination and/or any investment decision. In furnishing this presentation, each of the Target Companies, Newco, and Rigel expressly disclaims any obligation to update any information contained herein or to correct any omissions, inaccuracies or errors. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Target Companies or the Business Combination, and none of Rigel, Newco, the Target Companies or their respective affiliates or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation, and the recipient disclaims any such representation or warranty. Viewers of this presentation should each make their own evaluation of the Target Companies and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below.

No Offer or Solicitation

This presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination, and any such solicitation will be conducted only pursuant to a proxy statement or registration statement filed by Rigel, Newco, the Target Companies and/or their respective affiliates with the Securities and Exchange Commission, as required by law. In addition, this presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Rigel, Newco, the Target Companies or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. You should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this presentation, you confirm that you are not relying upon the information contained herein to make any decision.

This presentation is not a prospectus and investors should not subscribe for or purchase any securities solely on the basis of this presentation and before you invest you should undertake your own diligence regarding Rigel, Newco, the Target Companies and the Business Combination.

This presentation does not constitute or form part of and should not be construed as any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, any shares, nor shall any part of it nor the fact of its distribution form part of or be relied on in connection with any contract or investment decision relating thereto, nor does it constitute a recommendation regarding the securities. This presentation is supplied to you solely for your information. Nothing contained in the presentation, nor the fact of its distribution, shall form the basis of any contract or commitment whatsoever.

In particular, in South Africa, this presentation is only for distribution to persons falling within the exemptions set out in section 96(1)(a) or (b) of the South African Companies Act No. 71 of 2008 (as amended) (the "South African Companies Act") and to whom this presentation will be specifically addressed (the "South African Qualifying Investors"). As such, in South Africa, this Presentation does not constitute an offer for the sale of or subscription for, or the solicitation of an offer to buy and/or to subscribe for the shares to the public as defined in the South African Companies Act and will not be distributed to any person in South Africa in any manner which could be construed as an offer to the public in terms of the South African Companies Act.

Should any person in South Africa who is not a South African Qualifying Investor receive this presentation, they should not and will not be entitled to acquire any shares or otherwise act thereon. This presentation does not, nor is it intended to, constitute a prospectus prepared and registered under the South African Companies Act. Accordingly, this presentation does not comply with the substance and form requirements for prospectuses set out in the South African Companies Act and the South African Companies Act Regulations of 2011 (as amended) and has not been approved by, and/or registered with, the South African Companies and Intellectual Property Commission, or any other South African authority. Any offer or sale of the any securities shall be subject to compliance with South African exchange control regulations as may be applicable to the relevant South African Qualifying Investors.

The information contained in this presentation constitutes factual information as contemplated in section 1(3)(a) of the South African Financial Advisory and Intermediary Services Act No. 37 of 2002 (as amended) (the "FAIS Act") and does not constitute the furnishing of, any "advice" as defined in section 1(1) of the FAIS Act. The presenters and their respective entities which they represent are not Financial Services Providers (as defined in the FAIS Act) and are neither licensed nor registered as such under the FAIS Act. The information contained in this presentation should not be construed as an express or implied recommendation, guidance or proposal that any particular transaction is appropriate to the particular investment objectives, financial situations or needs of a prospective investor, and nothing in this presentation should be construed as constituting the canvassing for, or marketing or advertising of, financial services in South Africa. If you require financial and/or investment advice, please engage the services of an independent financial adviser.

Forward-Looking Statements

Certain statements in this presentation may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Rigel's, Newco's or the Target Companies' future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential" or "continue," or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These statements are based on various assumptions and on the current expectations of Rigel, Newco, or the Target Companies, as applicable, and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigel and its management, and the Target Companies and their management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; (2) the outcome of any legal proceedings that may be instituted against Rigel, Newco, the Target Companies or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Rigel, Newco, or the Target Companies, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet the listing standards of the New York Stock Exchange or NASDAQ following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Target Companies as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Target Companies to grow and manage growth profitably, maintain relationships with customers and suppliers and retain their management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that the Target Companies may be adversely affected by other economic, business and/or competitive factors; (11) the Target Companies' estimates of their financial performance; (12) the possibility that the assumptions and estimates used in the S-K 1300 Technical Reports may be different than the actual results; and (13) other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary" in Rigel's Prospectus dated November 4, 2021 filed with the Securities and Exchange Commission on November 8, 2021, the section entitled "Risk Factors" in Rigel's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for the fiscal year ended December 31, 2022, and in Rigel's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2023 as well as any further risks and uncertainties to be contained in the Registration Statement (as defined below) filed after the date hereof. In addition, forward-looking statements reflect the Target Companies', Rigel's, or Newco's expectations, plans or forecasts of future events and views as of the date of this presentation. The Target Companies, Newco and Rigel anticipate that subsequent events and developments will cause these assessments to change. However, while the Target Companies and/or Rigel and/or Newco may elect to update these forward-looking statements at some point in the future, each of the Target Companies, Newco, and Rigel specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Target Companies', Newco's, nor Rigel's assessments as of any date subsequent to the date of this presentation.

AUROUS RESOURCES

1

Disclaimer

Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Rigel, Newco, nor the Target Companies undertake any duty to update these forward-looking statements.

Use of Projections

This presentation contains projected financial information with respect to the Target Companies or Rigel. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The Target Companies' independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. Actual results may differ materially from the results contemplated by the financial forecast information contained in this presentation, and the inclusion of such information in this presentation is not intended, and should not be regarded, as a representation by any person that the results reflected in such forecasts will be achieved. See "Forward-Looking Statements" above.

Historical Financial Information; Non-GAAP or non-IFRS Financial Measures; PCAOB Audit

In connection with the preparation of the Registration Statement (as defined below) related to the Business Combination, the Target Companies will re-audit their financial statements for the two years ended February 28, 2023 and 2024 in accordance with the standards established by the Public Company Accounting Oversight Board ("PCAOB") and the International Financial Reporting Standards ("IFRS"), as required by the rules and regulations of the SEC. Such re-audit may result in revisions and/or changes to the Target Companies' financial statements, as compared to the Target Companies' current financial statements presented herein which have been audited pursuant to compliance with the applicable requirements of the Companies Act of South Africa, which changes and revisions cannot be quantified at this time and which may be material. Accordingly, you should not place undue reliance on the historical financial information contained in this presentation.

This presentation includes certain historical and forecasted non-GAAP and non-IFRS financial measures, including, inter alia, EBITDA, EBIT, LOM EBITDA. Rigel and the Target Companies believe that these non-GAAP and non-IFRS measures provide useful information to management and investors regarding certain financial and business trends relating to Rigel and the Target Companies' financial condition and results of operations. These non-GAAP or non-IFRS financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP or non-IFRS financial measures. Rigel and Target Companies' management do not consider these non-GAAP and non-IFRS measures in isolation or as an alternative to financial measures determined in accordance with GAAP or IFRS. Other companies may calculate non-GAAP and non-IFRS measures differently, and therefore the non GAAP and non-IFRS measures of the Target Companies included in this presentation may not be directly comparable to similarly titled measures of other companies. Rigel and the Target Companies are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP or IFRS financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP or IFRS measures is included and no reconciliation of forward-looking non-GAAP or non-IFRS financial measures is included. Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding.

Cautionary Note Regarding Mineral Resources and Reserves

Estimates of "measured", "indicated" and "inferred" mineral resources shown in this presentation with regard to the properties of the Target Companies are defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission ("S-K 1300"). The estimation of measured resources and indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable mineral reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. Investors are cautioned not to assume that any or all of the mineral resources are economically or legally mineable or that these mineral resources will ever be converted into mineral reserves.

Industry and Market Data; Trademarks and Trade Names

Industry and market data used in this presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither the Target Companies nor Rigel have independently verified the data obtained from these sources and cannot assure you of the data's accuracy or completeness. This data is subject to change. This presentation contains trademarks, service marks, trade names and copyrights of Rigel, the Target Companies and other companies which are the property of their respective owners.

Additional Information about the Business Combination and Where to Find It

In connection with the Business Combination, Newco, a wholly-owned subsidiary of Rigel, intends to file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form F-4 (the "Registration Statement"), which will include a preliminary proxy statement of Rigel and a preliminary prospectus of Newco and the Target Companies, and after the Registration Statement is declared effective, Rigel will mail the definitive proxy statement/prospectus relating to the Business Combination to its shareholders and public warrant holders as of the respective record date to be established for voting at the meeting of its shareholders (the "Rigel Shareholders Meeting") to be held in connection with the Business Combination. The Registration Statement, including the definitive proxy statement/prospectus contained therein, will contain important information about the Business Combination and the other matters to be voted upon at the Rigel Shareholders Meeting. This communication does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Rigel, Newco and the Target Companies may also file other documents with the SEC regarding the Business Combination. Rigel's shareholders, public warrant holders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Business Combination, as these materials will contain important information about Rigel, Newco, the Target Companies and the Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov.

Third Party Data

Rigel has commissioned AME Mineral Economics Pty Ltd (AME) to provide certain information for inclusion in this document. Information provided by AME is referred to in this document as 'AME'. This document uses market data, statistics and third-party estimates, projections and forecasts relating to the industries, segments and end markets in which Rigel and the Target Companies operate. Such information includes, but is not limited to statements, statistics and data relating to product segment and market share, estimated historical and forecast market growth, market sizes and trends, and Rigel and the Target Companies' estimated market share and its industry position. Rigel and the Target Companies have obtained significant portions of the market data, statistics and other information from databases and research prepared by third parties, including reports and information prepared by the AME and other third parties, and other sources. AME has advised that (i) information in their databases is derived from their estimates, subjective judgements, and third-party sources, (ii) the information in the databases of other coal industry data collection agencies will differ from the information in their databases, (iii) that forecast information is highly speculative and no reliance may be placed on this data. In the compilation of the AME statistical and graphical information will be unreliable, inaccurate and will contain errors of fact and judgement. It is subject to full validation and the provision of such information requires investors to make appropriate further enquiries. Investors should note that market data and statistics are inherently predictive, subject to uncertainty and not necessarily reflective of actual market conditions. There is no assurance that any of the third-party estimates or projections contained in this information, including information provided by AME, will be achieved. Rigel and the Target Companies have not independently verified and cannot give any assurances to the accuracy or completeness of, these market and third-party estimates and projections. Estimates involve risks and uncertainties and are subject to change based on various known and unknown risks, uncertainties, and other factors.

The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any purpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for your use of this data and information except as specified in a written agreement you may have entered into with Wood Mackenzie for the provision of such data and information.

AUROUS RESOURCES
2

Aurous Resources & Rigel Teams

Aurous Resources



Richard Floyd
Founder and Chief Executive Officer
- *Prior to Aurous, spent 6+ years at gold mining operations associated with East Daggafontein and Galaxy Gold*
- *Also served as Director at Raven Mining and Galaxy Gold*

Stratocorp Investments



Alan Smith
Executive Chairman
- *27+ years with Anglo / DeBeers, including serving as General Manager at the Finsch diamond mine in South Africa*
- *Thereafter, joined AngloGold SA as CEO, leading the entity during its time as the largest production unit of AngloGold*



Izak Marais
Chief Operations Officer
- *Previously served as COO at Gold One for 9+ years and as CEO at fluorspar miner Sallies for 5+ years*
- *Also served as Manager Benchmarking for Goldfields, and as Operations Manager for the ultra-deep Kloof Gold Mine*

RIGEL Resource Acquisition



Oskar Lewnowski
Chairman
- *Founder and Chief Investment Officer of Orion Resource Partners, an $8bn+ AUM metals and mining private equity firm*
- *Previously founded Red Kite Group, one of the world's leading hedge funds in the metals space*



Jon Lamb
Chief Executive Officer
- *Current Portfolio Manager at Orion, with extensive investment experience across precious / base metals*
- *Previously worked as an Investment Manager at Red Kite and at Deutsche Bank in metals & mining advisory*



Nate Abebe
President
- *Founded industrials-focused investment firm Rockpoint Capital in 2018, serving as Managing Partner*
- *Previously worked as an Investment Manager at Orion Resource Partners and in commodities trading at Lehman and Barclays*

3

Aurous Resources Snapshot


AUROUS
RESOURCES

Proven, low-cost gold producer in the first quartile of the cost curve(1) with a strong track-record

Top-tier production growth and a gold resource that ranks in the top-20 globally(2)

Approximately US$1.0bn replacement value for the existing mine and infrastructure today

ESG and HSE-focused management team

Upside through clear organic growth and potential regional consolidation

Sources: CapitalIQ, Wood Mackenzie
Notes: (1) The foregoing information was obtained from Metals Cost Curves™, a product of Wood Mackenzie. (2) Based on contained reserve and resource (inclusive) size. Excludes mines with <25kozpa production between 2023-2025.

AUROUS RESOURCES

4

Aurous is a Proven Gold Producer Transforming into a Multi-Asset Operation

Blyvoor Gold Mine (Producing) – 74% Owned [1,2]

Low-cost, producing mine with substantial near-term growth

- ***$NPV_{5\%}$ of US$1,310m***
- ***~US$621m of LOM total capex***
- ***5.3Moz[4] of contained gold reserves (@ 5.5g/t Au) and 22.6Moz[4] of contained gold resource (@ 5.4g/t Au[5])***
- ***>30-year remaining mine life***
- ***~150koz average annual gold production***
- ***~US$140m average annual EBITDA***
- ***~US$815/oz average annual all-in-sustaining cost***
- ***~US$85m average annual free cash flow***






Gauta Gold Project (Development) – 100% Owned [2,3]

A heavily de-risked source of incremental organic production

- ***$NPV_{5\%}$ of US$80m***
- ***~US$99m[6] of pre-production capex***
- ***~1.3Moz of contained gold reserves and resources (@ 0.3g/t Au)***
- ***15-year mine life***
- ***~30koz average annual gold production***
- ***~US$22m average annual EBITDA***
- ***~US$1,000/oz average annual all-in-sustaining cost***
- ***~US$10m average annual free cash flow***





Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.
Notes: (1) Aurous owns 74% of the Blyvoor Gold Mine; however, figures shown on a 100% basis. (2) Long term ZAR/USD of 17.65 per S-K 1300 reports. Assumed long term gold price of $1,750/oz. (3) BEE partnership not required for Gauta Gold Project. (4) Shown on a 100% basis. Mineral resources inclusive of mineral reserves. (5) Calculated as the overall resource grade for total mineral resources (measured, indicated and inferred) inclusive of mineral reserves. (6) Consists of ~US$80m plant infrastructure costs, ~US$17m mining costs and ~US$2m spent on other infrastructure spend.

AUROUS RESOURCES

5

Blyvoor is a Well-Invested Producing Gold Mine with a First Quartile Cost Position

Overview

- **Established underground mine with a proven operating track record**
  - Produced first gold in 1942 and has a 75+ year operating history with >50 million ounces of historical gold production
  - Restarted production in fiscal year 2022
- **Planned capital spending (~US$621m over LOM) is focused and leverages existing infrastructure**
  - Recent investment to re-open the Peter Skeat Shaft (previously known as the No. 5 Shaft)
  - PIPE proceeds and cash remaining in the SPAC trust account expected to be used to refurbish underground and surface infrastructure as well as increase mill throughout
- **Benchmarks extremely well versus other gold producers**
  - Plots in the first quartile of the global gold cost curve
  - Production growth through near-term ramp-up exceeds nearly all peers
- **Exceptionally high-grade resource base of 5.4g/t Au[(1)] offers material upside**
  - Current mine plan assumes just 24%[(2)] of total contained reserves and resources is recovered over the life of mine

S-K 1300 Life-of-Mine Production Profile



Average Recovered Grade: 5.2 g/t
Total gold recovered >5.0 million ounces
Production (koz)
250
200
150
100
50
0
Recovered Grade (g/t)
10.0
8.0
6.0
4.0
2.0
Y1
Y4
Y7
Y10
Y13
Y16
Y19
Y22
Y25
Y28
Y31
Y34
Gold Production (koz)
Recovered Grade (g/t)
Average Grade (g/t)

Gold Production Cost Curve by Company[(3)]

(AISC US$/oz Au)[(4)]



4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
AISC (US$ / oz Au)
Blyvoor Gold Mine (US$815/oz)(5)
Spot Gold Price: US$2,087 / oz Au
18,000
36,000
54,000
72,000
Paid Gold (koz Au)

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023. FactSet. Market data as of 1st March 2024.
Notes: Aurous' fiscal year ends on 28 Feb. (1) Shown on a 100% basis. Calculated on 22.6Moz of contained gold resource. Mineral resources inclusive of mineral reserves. (2) Based on mineral reserves as a proportion of total inclusive mineral resources. Based on a 5km radius mining area. (3) The foregoing chart was obtained from Metals Cost Curves ™, a product of Wood Mackenzie. (4) Net of by-product credits. (5) LOM All in Sustaining Cost.

AUROUS RESOURCES

6

Extensive Operational Track Record

- ✓ The Blyvoor Gold Mine has been historically profitable
- ✓ However, Village Main Reef's (VMR's) marginal mines did not fare well during the gold price downturn in 2012 and resulted in the stoppage of all its mines, including Blyvoor
- ✓ This provided a unique opportunity for Aurous Resources to acquire the Blyvoor Gold Mine and Gauta Gold Project and prepare a highly-economic, long-term business plan, without assuming certain legacy liabilities
- ✓ **The current Aurous management team has successfully repositioned the mine into a top-tier asset and has established a strong operational track record over the past few years**

Cumulative Historical Production


The Blyvoor Gold Mine has produced over 50Moz of gold historically
Paid Gold (million ounces)
60
50
40
30
20
10
0
1937
1946
1951
1956
1961
1966
1971
1976
1981
1986
1991
1996
2001
2006
2011
2016
2021

Year	Milestone
1942	First production at Blyvooruitzicht Gold Mine ("Blyvoor")
1997	Purchase of Blyvoor by DRDGOLD
2011	Blyvoor sold to Village Main Reef Limited ("VMR")
2013	VMR went into bankruptcy due to broader financial difficulty – Blyvoor mothballed
2014-2016	Aurous Resources purchased Blyvoor and the Gauta Tailings Project
2020	Environmental authorisation granted for both Blyvoor and the Gauta Tailings Project
2021	Updated technical report on Blyvoor and the Gauta Tailings Project
2022	Underground mining operations restarted from the Peter Skeat Shaft commenced ramping up
2023	Blyvoor and Gauta Tailings Project S-K 1300 reports completed

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023. Blyvoor Corporate Presentation Q1 2023.

AUROUS RESOURCES

7

Large, High-Grade Resource Base & Superior Growth vs. Peers

The Blyvoor Gold Mine[1] Ranks Favourably Across All Gold Mines in Africa, with Further Upside from Gauta

2022-2026 Production CAGR (%, Capital IQ)



67% (5)
52%
43%
23%
19%
19%
18%
15%
11%
11%
AUROUS RESOURCES (1)
Bombore (Orezone)
Bibiani (Asante)
Twangiza (Baiyin)
Kloof (Sibanye)
Driefontein (Sibanye)
Cam & Motor (RioZim)
Buckreef (TRX)
Burnstone (Sibanye)
Obuasi (AGA)

1st in Africa
1st Globally

Contained Gold Reserve & Resource Base[2] (Moz Au, Capital IQ)



2023E AISC(4) (US$/oz)
1,321
1,102
1,270
1,562
1,115
815(6)
1,051
1,235
1,103
1,192
61
34
26
26
25
23 (7)
18
14
14
14
South Deep (Gold Fields)
Evander (Pan African)
Kloof (Sibanye)
Mponeng (Harmony)
Obuasi (Harmony)
AUROUS RESOURCES (1)
Kibali (AGA)
Syama (Resolute)
Loulo (Barrick)
Free State (Harmony)

6th in Africa
17th Globally

Reserve Life[2][3] (Years, Capital IQ)



111
101
98
54
46
44
36
34
34 (8)
34
Kouroussa (Hummingbird)
Evander (Pan African)
South Deep (Gold Fields)
Far West (DRDGOLD)
Buckreef (TRX)
Transvaal (Theta)
Navachab (Kulczyk)
Obusi (AGA)
AUROUS RESOURCES (1)
Vaal River (Harmony)

9th in Africa[2]
22nd Globally[2]

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023, CapitalIQ, Wood Mackenzie (Q4, 2023). Screen based on CapitalIQ database (criteria primary commodity gold assets, active status, preproduction / operating / expansion stage).

Notes: (1) Blyvoor Gold Mine standalone figures based on S-K 1300 report. (2) Excludes mines with <25kozpa production between 2023-2025. (3) Calculated as contained gold reserves divided by 2023E gold production. (4) AISC for peers based on Wood Mackenzie defined TCPS (Total Cash + Sustaining Cost), used as a proxy for AISC. The foregoing information was obtained from Metals Cost Curves™, a product of Wood Mackenzie. (5) Aurous production figures based on fiscal years ending 28 Feb. Fiscal year 2022 production has been annualised, based on 9 months of production. 2026 production figure from S-K 1300. (6) LOM All in Sustaining Costs. (7) Inclusive reserve and resource for Blyvoor Gold Mine on 100% basis. (8) Aurous mine life based on S-K 1300 report.

AUROUS RESOURCES

8

Heavily-Invested Infrastructure Already in Place

Brownfield Site Enables Quick Production Ramp Up

- Past-producing operation offered significant in-place infrastructure upon Aurous Resources' acquisition of the Blyvoor Gold Mine including the Peter Skeat Shaft (formerly No. 5 Shaft) and Gauta Tailings Project
  - Over ~US$135m has been invested by current owners (including Orion) into surface and underground infrastructure over the past 4 years
  - Most significant investments since 2015 have been on the treatment plant, Eskom yard, refurbishment of No. 5 Shaft infrastructure, and five vertical shaft winders
- Remaining infrastructure to be built includes various underground workings and mill and processing upgrades
- Site is fed by two independent 132 kV overhead lines (Eskom) and 40 MVA substation with full redundancy (e.g. standby diesel generation capability under construction)
- A 3rd party, with which Aurous has entered into a long-term power purchase agreement, has signed an agreement with Aurous to build a 40 MW solar generation project on Aurous land
  - Once built, this is expected to reduce energy costs for the Aurous operations by ~9% or ~US$11/oz[1]

Overview of Underground Mine Infrastructure



1 OF 4 UNDERGROUND WINDER CHAMBERS



CLOSE UP VIEW OF 1 OF 4 UNDERGROUND WINDERS INSTALLED



NEW MAN AND MATERIALS CAGE BEING INSTALLED IN THE PETER SKEAT SUB-VERTICAL SHAFT

Investment Timeline of Current Owners (US$m)[2]

Total invested: ~US$140m[3]



$2
$1
$2
$14
$49
$32
$28
$4
$4
$3
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

Sources: Company information, Company Corporate Presentation Q1 2023, Company Audited Financial Statements.
Note: (1) Using Blyvoor's actual electricity consumption for October 2022 to September 2023, and assuming an exchange rate of ZAR18/US$, annualised production of 30koz and 25% daylight hours.
(2) Fiscal year basis, fiscal years ending 28 Feb. 2023 and 2024 financials not audited yet. (3) Includes capitalised expenses.

AUROUS RESOURCES

9

Clear Capital Deployment Plan to Enable Production Growth

Details of Near Term Capital Requirements at Blyvoor Gold Mine[1]

Project	Historical Capex Spent (FY15-FY24)	Y1 as per S-K 1300 (US$m)	Y2 as per S-K 1300 (US$m)	Total Y1 & Y2 (US$m)	Total LOM[6] (US$m)
Underground Expansion	**124.8**	**30.8**	**20.0**	**50.8**	**177.6**
Opening-Up and Development	31.6	8.7	5.1	13.8	27.8
Establishing Production Faces	24.5	5.2	5.5	10.7	28.6
Engineering and Equipping	23.6	3.4	2.5	5.9	24.4
Shaft Infrastructure	18.7	6.0	0.9	7.0	44.8
Technical Services	11.1	3.9	3.7	7.6	19.1
Surface Assets	15.3	--	--	--	--
Contingency	--	3.6	2.3	5.9	32.9
Underground "Stay in Business"	**--**	**1.6**	**4.5**	6.1	**377.6**
Processing Plant Capex[5] (expansion + contingency)	**15.1**	**2.1**	**7.0**	9.1	**65.9**
Total Capital Requirement	**139.9**	**34.5[2]**	**31.5**	**66.0**	**621.1**

- Actual results may differ based on actual amounts of funding received, as well as timing of consummation of de-SPAC transactions
- PIPE proceeds are expected to be used to fund the expansion of the Blyvoor Mine and associated processing plant
- A portion of the funding for this expansion is expected to also come from existing operations
- Aurous is also in advanced discussions regarding a debt facility which it expects to be able to draw on, as needed
- OCF of US$11.6m and US$44.3m expected to be generated in Y1 and Y2, respectively (per SK1300 technical reports)
  - Assumes gold prices of US$1,839/oz and $1,851/oz, respectively
- Pre-production capex of US$99m[3] required (~$73m[4] to be spent in Y2)
  - Debt financing anticipated for Gauta

Sources: *Company information and S-K 1300 Technical Report on the Blyvoor Gold Mine, dated September 2023.*
Notes: *Financials shown on fiscal year basis. Fiscal year ending 28 Feb. (1) Total capex in line with capex outlined in S-K 1300 Technical Reports on the Blyvoor Gold Mine. Categorisation varies as compared to the S-K 1300 report, and is pursuant to the Company's internal accounting. (2) Peak capex of US$27m to be funded from PIPE proceeds and remainder to be funded via operating cash flows. (3) Consists of ~US$80m plant infrastructure costs, ~US$17m mining costs and ~US$2m spent on other infrastructure spend. (4) Total Gauta capital spend in Y2 of ~US$88m, includes ~US$15m of contingency capital. (5) Expansion, stay in business and contingency capital. (6) Excluding Historical Capex Spent*

AUROUS RESOURCES

10

Strong Resulting Near-Term Cash Flow Profile from Assets

Blyvoor Mine[1] Full Year SK-1300 Projections (US$m)



$35
$31
$28
$41
$35
$33
$20
$15
$9
$5
$14
$14
29koz
57koz
96koz
144koz
163koz
181koz
164koz
149koz
158koz
154koz
171koz
163koz
$10
($23)
$44
$13
$93
$64
$152
$105
$162
$89
$180
$102
$154
$93
$131
$81
$144
$93
$136
$91
$164
$103
$150
$95
Y1
Y2
Y3
Y4
Y5
Y6
Y7
Y8
Y9
Y10
Y11
Y12
Payable Gold Production (koz Au)
EBITDA(2) (US$m)
Capex (US$m)
Unlevered FCF(2) (US$m)

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.
Notes: Financials shown on fiscal year basis. Fiscal year ending 28 Feb. (1) Blyvoor Mine shown on 100% basis. (2) This is a non-IFRS measure.

11

Blyvoor Maintains Strong Relationships with Key Stakeholders

Black Economic Empowerment (BEE)

- Unique ownership opportunity for community and employees to be direct equity participants through the broad-based BEE structure
- Employee and community trusts set up to directly benefit the local communities and employees through the BEE structure
- BEE 26% ownership of the Blyvoor Gold Mine is split as follows:
  - 20% Blyvoor Workers Trust[(1)]
  - 3% Blyvoor Community Trust
  - 3% SPV-focused on black entrepreneurs

Union Relationships

- Employees formed a new union in 2018 called the Blyvoor Workers Union (BWU)[(2)]
- This union is not affiliated with larger unions such as National Union of Mineworkers (NUM) or Association of Mineworkers and Construction Union (AMCU), nor is it affiliated with any trade union federation
- Highly collaborative management/union relationship, with wage increases and other matters of mutual interest negotiated annually
- Union members benefit from Blyvoor Workers Trust distributions
- Anticipate new tailings employees to be hired under similar unionised workforce structure

Sources: Company Management.
Notes: (1) In April 2023 , Blyvoor made a first payment to the workforce as part of profit-sharing arrangement. (2) Labour relations act allows for a closed shop agreement – in effect the Closed Shop Agreement at the Blyvoor Gold Mine provides for all employees to be part of the Blyvoor Workers Union and compels all new employees joining the company to join this union. The union represent all employees at Blyvoor except senior management.

AUROUS RESOURCES

12

Aurous has an ESG-Focused Management Team

Environmental Compliance

Environmental Assessment granted in February 2020 for Blyvoor Gold Mine and for Gauta Tailings Project(1)

Water Quality

Ongoing monitoring of surface and groundwater(2) as well as an onsite plant to treat sewage



Renewable Energy

Agreement signed with 3rd party to build a 40 MW solar generation plant on Aurous land and enter into a long-term power purchase agreement

Local Employment

US$26m invested via employment in the local economy over the 5-year period ending February 2023



Mining Rehabilitation

Costs assessed and insurance in place; 10 year period to implement full closure cost funding

Strong Governance

Majority independent board planned; stringent compliance controls in place across the organisation



Sources: Company Management. Aurous Resources Capital Environmental Policy.

Notes: (1) Environmental Authorisation was obtained following submission of the EMPR and the EIA by the Company. Both the underground operation and its treatment plant are fully permitted, and the tailings operation has environmental authorisation to build the tailings treatment plant, mine TSF no.7 and deposit residues onto TSF No. 6. The tailings operation will require additional permitting to allow for deposition on the footprint of TSF No.7 . This authorisation process will commence once the project implementation phase commences. (2) Aurous works closely with Harmony Gold on water issues; the surface and groundwater monitoring programs are currently managed by Harmony Gold.

AUROUS RESOURCES

13

Deep Commitment to Improving Safety Track Record

Lost Time Injury Frequency Rate per 1 Million Hours (LTIFR)(1)


Total Injuries
12-Month Moving Average
7.3
7.0
6.3
5.9
6.6
6.6
7.0
8.5
8.1
8.2
8.3
8.5
8.9
9.8
9.2
9.4
9.5
3
2
3
0
5
1
4
8
0
1
3
3
5
6
1
1
5
Sep-22
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24

Initiatives to Improve Safety

- ✓ Leading by example in commitment to health and safety and pursuing harm-free mining
- ✓ Implementation of ISO 45001 (Occupational Health and Safety) is underway to continually improve health and safety at the mine
- ✓ Adjustments to mining sequence and support characteristics to reduce the potency of seismic incidents
- ✓ Focus on improving pre-conditioning of mining faces and face shapes to reduce seismicity
- ✓ Closer scrutiny and more vigorous investigation into seismic incidents
- ✓ Established a messaging line for reporting incidents and at-risk situations



Sources: Company information.
Notes: (1) Calculated as: number of LTI's / total hours worked x 1,000,000 hours. A Lost Time Injury ("LTI") is an injury to an employee which causes the employee not to be able to report to work on the day following the injury. The calculation for the statistic divides the number of LTIs which occur in one month by the number of manhours worked in that month and then multiplies the result by 1,000,000 man hours.

AUROUS RESOURCES

14

Tailings Offer a Heavily De-risked Source of Organic Production

Overview

- **Gauta represents a natural, nearby source of gold for retreatment**
  - Aurous wholly-owns Gauta which owns the six tailings deposits created from historical Blyvooruitzicht (Rand Mines Ltd) and Doornfontein (Goldfields Ltd(1)) mine production (TSF 6 is currently in use)
  - Incremental ~30koz of average annual gold production at an estimated all-in-sustaining-cost of ~US$1,000/oz Au over the life-of-mine
  - 1.3Moz of contained reserves and resources(2)
  - Adjacent to further tailings deposits from the Savuka mine (Harmony) and Driefontein mine (Sibanye)
- **De-risked path to production provides low-cost organic growth**
  - Key permitting in place for plant construction and subsequent re-mining / processing(3)
  - First production expected in 3 years, with tailings converted into slurry through high-pressure water monitoring before being transported via pipeline to a new processing plant
  - Typical plant flowsheet with thickening, leaching and carbon treatment
- **Highly economic project with an NPV5% of US$80m**
  - Pre-production capex is ~US$99m(4)(5) and there is potential for upside from both inferred resource conversion, if proven to be economically viable, and acquisition of adjacent TSFs
  - Flexibility in mine plan allows for tailings to be processed in a manner such that economics are maximised

Located in Close Proximity to the Blyvoor Gold Mine


Doornfontein TSF 3
Blyvoor TSF 1
Doornfontein TSF 2
Doornfontein TSF 1
Blyvoor TSF 7
Blyvoor Gold Plant
Blyvoor TSF 6
Peter Skeat Shaft
5km

S-K 1300 Life-of-Mine Production Profile


Production (koz)
50
40
30
20
10
0
0.4
0.3
0.2
0.1
0.0
Recovered Grade (g/t)
Y3
Y5
Y7
Y9
Y11
Y13
Y15
Y17
Gold Production (koz)
Recovered Grade

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.
Notes: (1) Legacy entity Goldfields South Africa (GFSA). (2) Cumulative Reserves and Resources figure for all TSFs. 100% basis. (3) Water use license has expired; the Company is renewing the license. (4) Long term ZAR/USD exchange rate of 17.65 per S-K 1300 reports. (5) Consists of ~US$80m plant infrastructure costs, ~US$17m mining costs and ~US$2m spent on other infrastructure spend.

AUROUS RESOURCES

15

Aurous Sits in One of the Most Prolific Gold Mining Jurisdictions

Prolific Gold Production Region

- **South Africa contains the 2nd largest gold resource base in the world and the Witwatersrand is one of the most prolific regions**
  - Aurous is located within the Carletonville Goldfield, one of the most significant historical gold deposits that contains some of the largest underground mines in the world
  - With an improved gold price outlook, some of the region's historical underground operations have received a new lease on life
  - Witwatersrand has produced ~50m ounces of gold since 1995 and represents ~2-3% of global gold production today
- **Plenty of high-quality assets indicative of consolidation potential**
  - Notable gold mines located in close proximity include Kusasalethu and Mponeng (Harmony) and Driefontein (Sibanye)

Top Countries by Contained Gold Resources[1]

Contained gold resource by country today[2], Moz Au



256
188
157
122
105
61
45
43
42
38
Australia
South Africa
Canada
Russia
USA
Indonesia
Brazil
Mexico
PNG
Chile

Aurous Located Amongst World-Class Gold Mines



N
West Rand Tailings
Witwatersrand Basin
Sibanye Stillwater
Johannesburg
Cooke
Driefontein Consolidated
West Wits Surface
Leeudoorn
AUROUS RESOURCES
Blyvoor
South Deep
Kloof Consolidated
Mponeng
Kusasalethu
GOLD FIELDS
HARMONY
Development Stage
Operating
Developing / Exploration

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023. AME. Wood Mackenzie.
Notes: (1) The foregoing chart was obtained from Global Gold Mine Supply Summary™, a product of Wood Mackenzie. (2) Based on latest Wood Mackenzie data for year end 2021.

AUROUS RESOURCES

16

Tra n saction Det a ils

Illustrative Transaction Overview

Key Elements of the Proposed Combination

- ✓ The transaction values Aurous Resources at a pre-money equity value of US$362m (US$350m[1] for Aurous' ownership in the Blyvoor Mine and US$12m for Gauta Tailings)
- ✓ The transaction contemplates raising a minimum US$50m PIPE of which US$7.5m has already been committed from leading institutional and strategic investors
- ✓ Net proceeds will be used to accelerate production growth
- ✓ Existing target shareholders entitled to a production-linked earn-out over the 2 years post transaction close
- ✓ Orion currently owns ~20% of Aurous Resources' 74% ownership of the Blyvoor Mine

Pro Forma Valuation & Ownership at Close[3][4]

(US$m)	
Illustrative Share Price	$10.00
(x) Pro Forma Shares Outstanding	72.7
Pro Forma Equity Value	**$727**
(-) Pro Forma Cash[2]	(273)
(+) Pro Forma Debt[2]	6
Pro Forma Enterprise Value	**$460**



7%
10%
48%
34%
1%
Existing Blyvoor Shareholders
Existing Gauta Shareholders
RRAC Public Shareholders
RRAC Founder Shares (Orion)
PIPE Investors(5)

Illustrative Sources & Uses

Sources (US$m)	Redemptions (%)[6] 0%	50%	90%
RRAC Cash in Trust	$278	$139	$28
Third Party PIPE Proceeds	50	50	50
Blyvoor Equity Rollover[7]	349	349	349
Gauta Equity Rollover	6	6	6
Total Sources	**$683**	**$544**	**$433**

Uses (US$m)	0%	50%	90%
Cash to Balance Sheet	$273	$150	$52
Cash Proceeds to Gauta	6	6	6
Cash Proceeds to Non-Redeeming Shareholders[8]	32	16	3
Blyvoor Equity Rollover	349	349	349
Gauta Equity Rollover	6	6	6
Illustrative Fees & Expenses	17	17	17
Total Uses	**$683**	**$544**	**$433**

Notes: (1) Equates to Aurous Resources' existing 74% ownership of the Blyvoor Mine. (2) Includes Aurous Resources' existing net debt as at end of Fiscal Year 2023 (ending 28 Feb 2023), adjusted for transaction impacts. Pro-forma debt is US$5.5m. (3) Assumes no redemptions by RRAC public shareholders. (4) Pro forma valuation and pro forma ownership at $10.00 per share. Excludes the dilutive impact of SPAC public warrants and Sponsor warrants with an $11.50 exercise price. Excludes the impact of the new, to-be-established equity incentive plan, seller and management earnout, and deferred share consideration. (5) Represents an effective net purchase price of $6.67 per share. (6) Assumed redemptions for illustrative purposes. (7) Excludes approximately US$1m of shares transferred to committed PIPE investors. (8) Assumes a redemption price of $11.30 per share at close. Non-redeeming public shareholders to receive a cash consideration to the extent cash in trust at close exceeds $10.00 per share.

AUROUS RESOURCES

17

Attractively Priced Transaction vs. Public Gold Producers

Price / NAV (Broker Consensus) (x)



South African Median: 1.3x
African Multi-Asset Median: 0.6x
African Single-Asset Median: 0.8x
Global Multi-Asset Median: 0.7x
Global Gold Developers Median: 0.7x
0.3x(1)
AUROUS RESOURCES
1.7x Harmony
1.6x Gold Fields
1.4x Tietto
1.1x Galiano
1.1x OreCorp
1.0x Wesdome
1.0x Centamin
1.0x Westgold
0.9x Ramelius
0.9x G Mining
0.9x Pan African
0.8x Silver Lake
0.8x New Gold
0.8x Perseus
0.7x Endeavour
0.7x Calibre
0.7x Karora
0.7x IAMGOLD
0.6x B2Gold
0.6x Resolute
0.6x Shanta Gold
0.6x Osino Resources
0.6x West African
0.6x Caledonia
0.5x Ascot
0.5x Hummingbird
0.4x Asante Gold
0.4x McEwen
0.3x Aura Minerals
0.3x St Barbara
0.3x Orezone
0.2x Aris Mining
0.2x Argonaut
0.0x DRD Gold

EV / Attributable Reserves ($ / oz)



South African Median: $104/oz
African Multi-Asset Median: $263/oz
African Single-Asset Median: $134/oz
Global Multi-Asset Median: $311/oz
Global Gold Developers Median: $134/oz
79
AUROUS RESOURCES
2,620 Westgold
1,249 Ramelius
1,021 Wesdome
1,018 Karora
521 Calibre
389 Endeavour
364 B2Gold
363 Tietto
341 New Gold
311 Shanta Gold
311 Silver Lake
292 IAMGOLD
263 Hummingbird
259 G Mining
257 Gold Fields
256 Perseus
251 Centamin
218 Asante Gold
208 Aura Minerals
168 Ascot
163 Orezone
132 Harmony
124 Resolute
105 Caledonia
102 Galiano
100 Osino Resources
93 West African
79 Argonaut
76 DRD Gold
75 OreCorp
72 Aris Mining
55 Pan African
McEwen
St Barbara

Sources: FactSet, SNL CapitalIQ, company filings, SK1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings Project, dated September 2023. Market data as of 1 March 2024. Reserves and Resources data for Blyvoor Gold Mine and Gauta Tailings Project as of 28 February 2023, for other companies in composite Reserves and Resources data as of November 2023.
Notes: Represents select African and Global producers only. (1) Based on NAV at 5% discount rate. Calculated as US$362m pre-money equity value divided by attributable NAV of US$1,038m (sum of 74% of US$1,310m in Blyvoor and 100% of US$80m in Gauta adjusted for net debt at Blyvoor Gold Mine (US$5.5m) and Gauta Tailings (US$6m). Net debt as at end of Fiscal Year 2023 (ending 28 Feb 2023).

AUROUS RESOURCES

18

Pre- & Post- Transaction Organizational Structures

Pre-Deal Organizational Structure



Orion Mine Finance Fund II L.P. (Bermuda)
Avaya (Mauritius)
Stratocorp
SPAC Shareholders
40%
60%
100%
Blyvoor Gold
100%
SPAC (Cayman Islands)
19.95%
80.05%
Blyvoor Resources
Blyvoor Operations (Tailings)
74%
26%
Black Economic Empowerment Partners
Blyvoor Gold Capital & Subsidiaries Mining Rights

Post-Deal Organizational Structure



PIPE Investors
SPAC Shareholders
SPAC Sponsor (Orion)
Aurous Shareholders
Gauta Shareholders
Aurous Resources(1)
100%
Black Economic Empowerment Partners
Aurous Gold
26%
74%
Blyvoor Gold Capital & Subsidiaries Mining Rights
Gauta Tailings (Blyvoor Operations (Tailings Project)

Notes: (1) Rigel will be renamed as Aurous Resources post transaction.

19

Combination Benefits for Investors

AUROUS RESOURCES | RIGEL RESOURCE ACQUISITION

Attractive valuation

Transaction implies an Aurous P/NAV of 0.3x

Top production growth

67% production growth between FY2022-FY2026(1) (including establishment of Gauta)

Heavily de-risked

Simple operations & fully permitted, with approximately US$1.0bn worth of infrastructure in place today (in terms of replacement value)

Low cost, high margin operations

1st quartile cost position(2) with Blyvoor mine all-in-sustaining cost of ~US$815/oz

ESG-focused management

Zero workforce strikes in the last year & management team laser-focused on improving safety

US-listed vehicle

Highly attractive listing jurisdiction enabling future consolidation and growth

Backed by Orion, a leading, global metals & mining alternative investment firm

Orion manages over US$8bn and has extensive South African and precious metals experience

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023. CapitalIQ. Wood Mackenzie.

Notes: (1) As per S-K 1300. Fiscal year ending 28 Feb. Fiscal year 2022 production has been annualised, based on 9 months of production. 2026 production figure from S-K 1300. (2) The foregoing information was obtained from Metals Cost Curves™, a product of Wood Mackenzie.

AUROUS RESOURCES

20

Ap p e n dix 1 – Rig e l I n for m at i on

Orion & Rigel Resource Acquisition Corp

Overview

- Rigel Resource Acquisition Corp is a SPAC sponsored by Orion Resource Partners ("Orion"), that listed on the NYSE in a $300mm IPO in Nov 2021[1]
  - The SPAC received shareholder approval for an extension to it's business combination deadline in August 2023, resulting in an extension to August 2024 and is transitioning to a listing on the NASDAQ
- Orion was founded in 2012 and is a global, asset management firm with an AUM of over $8bn[2] that focuses on investments in and financial solutions for metals and mineral companies
- Orion operates five complementary business lines:
  - ❖ ***Orion Mine Finance:*** Late-stage private equity providing capital to base and precious meta mining companies
  - ❖ ***Orion Mineral Royalty Fund:*** Royalties on lower-cost mines in geopolitically stable regions
  - ❖ ***Orion Commodities Fund:*** Sector-specific hedge fund employing a discretionary investment style
  - ❖ ***Orion Merchant Services:*** Trading, hedging, insuring and delivering physical metals worldwide
  - ❖ ***Orion Industrial Ventures:*** Venture capital focused on technology companies that aim to decarbonize industry and enable the economic supply of the minerals and energy required for sustainable growth
- ***Portfolio Companies / Investments:*** 60+
- **Employees:** 70
- **Offices:** New York (HQ), Denver, London & Sydney

Key Focus Areas & Select Orion Investments

Precious Metals

- "High value" metals including gold, silver, palladium, rhodium, etc.

NOMAD · allied · Victoria Gold Corp · DALRADIAN RESOURCES · AUROUS RESOURCES · LUNDIN GOLD

"Green" Metals

- "Green" base metals (copper, nickel, zinc)
- Other battery metals (lithium, cobalt, vanadium)
- "Green" precious / PGMs

CAPSTONE COPPER · HORIZONTE MINERALS PLC · Adriatic Metals · Lithium Americas

South Africa Exposure

AUROUS RESOURCES · BUSHVELD MINERALS · IVANHOE MINES (Platreef)

Rigel Management Team



Oskar Lewnowski
Chairman

- Founder and CEO of Orion Resource Partners
- Founding Partner of the Red Kite Group and the Chief Investment Officer of the Mine Finance business
- Previously Director for Corporate Development at Varomet, a metals processor and merchant firm of >$1bn revenues



Jon Lamb
CEO

- Portfolio Manager at Orion
- Prior to Orion, Investment Manager for Red Kite's Mine Finance business
- Previously worked in Deutsche Bank's Metals & Mining Investment Banking group



Nate Abebe
President

- Founder and Managing Partner of Rockpoint Capital
- Previously worked as an Investment Manager at Orion
- Previously a commodities trading analyst at Lehman Bros, Barclays Capital and LAMCO

Note: (1) Total proceeds of $306m raised including Greenshoe and private placement. (2) As of March 2024.

AUROUS RESOURCES

21

Orion's Expertise in Gold & South Africa

Commitment to Aurous

- Orion holds a 19.95% stake in the Blyvoor Gold Mine through its Mine Finance Fund II LP
- Orion has been a committed partner to Aurous since August 2018 as the principal investor in restarting the Blyvoor Mine, when Orion acquired a participation through a stream and an offtake (for US$37m) and an equity stake (for a subscription price of US$23m)
- Additionally, Orion has demonstrated continued support of Aurous during the ramp-up of the Blyvoor Mine by investing a further US$5m in Q4 2021 to expand production at the mine
- Orion has significant experience partnering with, investing in and supporting mining operations in South Africa
    - In July 2022, Orion invested US$100m in Sedibelo Resources to expand production at Sedibelo's Pilansberg Platinum Mines located in South Africa
    - In December 2020, Orion invested US$65m in Bushveld Minerals to expand production of Bushveld's Vametco Mine located in South Africa
    - In October 2019, Orion invested in Allied Gold Corp (TSX: AAUC) to support Allied's acquisition of the Agbaou Gold Mine located in Cote d'Ivoire from Endeavour Mining
    - In December 2016, Orion invested in Alufer Mining to support the construction and commence production of the Bel Air Mine in Guinea

Select Other Precious Metals Investments by Orion

NOMAD — Nomad Royalty Company — May 2020 — US$268m — Equity

Precious Metals Royalties
- Publicly-listed precious metals royalty company formerly listed on the TSX (before Sandstorm acquisition)
- Owned 12 precious metals royalties, including one on the Blyvoor Mine allied — Allied Gold Mining plc — October 2019 — Loan, Stream, Equity and Offtake

African Gold Producer
- Privately owned gold producer going through growth phase
- Owns a number of producing and development assets in West Africa

VICTORIA GOLD CORP — Victoria Gold Corp — April 2018 — US$153m — Loan, Equity, Warrants and Offtake

Gold Producer
- Publicly-listed gold exploration and production company
- Owns the Eagle Gold Mine in Canada that Orion helped finance into production

LUNDINGOLD — Lundin Gold Inc. — May 2017 — US$225m — Prepay, Stream, Equity and Offtake

Gold Producer
- Owns the Fruta del Norte gold mine in Ecuador
- Commenced operations in 2019 as one of the highest-grade gold mines in the world

AUROUS RESOURCES

22

Rigel Resource Acquisition Corp Management & Board of Directors



Oskar Lewnowski
Chairman

- Founder and Chief Investment Officer of Orion Resource Partners, a private equity firm within the metals and mining sector with over $8bn in AUM
- Founding Partner of the Red Kite Group, one of the world's leading hedge funds in the metals space
- Spent time at Credit Suisse and Varomet

Orion Resource Partners
Credit Suisse



Jonathan Lamb
Chief Executive Officer

- Portfolio Manager at Orion Resource Partners
- Formerly an Investment Manager for the Red Kite Group's Mine Finance business
- Also worked for Deutsche Bank in their Metals & Mining group

Orion Resource Partners
Deutsche Bank
Red Kite



Nathaneal Abebe
President

- Founder and Managing Partner of Rockpoint Capital, an investment vehicle via the search fund model
- Formerly an Investment Manager at Orion Resource Partners
- Spent time as a Commodities analyst at Lehman Brothers, Barclays Capital, and LAMCO

Orion Resource Partners
Lehman Brothers
Barclays



Jeff Feeley
Chief Financial Officer

- Chief Financial Officer at Orion Resource Partners
- Former Director of Finance for the Global Equities division of Citadel LLC
- Prior to Citadel, spent over 13 years as a Controller at Goldman Sachs

Goldman Sachs
Citadel



Peter O'Hagan
Independent Director

- 30 years experience in commodities and natural resources investing and operations
- Former head of Goldman Sachs' Global Commodities business
- Founding CEO of GS Bank USA
- Former MD at Carlyle Group
- Former Operating Advisor at KKR

Goldman Sachs
KKR
The Carlyle Group



Christine Coignard
Independent Director

- Senior Advisor in metals and mining sector
- Extensive banking, investing, management and board experience built during a career at the Royal Bank of Canada, Société Générale, and Citi
- Previously worked for Norilsk Nickel, one of the world's largest producers of palladium

Citi
Norilsk Nickel
Societe Generale
RBC



Kelvin Dushnisky
Independent Director

- Most recently served as Chief Executive Officer and an Executive Director of AngloGold Ashanti
- Prior to AngloGold Ashanti, had a 16-year career with Barrick Gold, ultimately serving as President and a member of its Board of Directors

AngloGold Ashanti
Barrick



Timothy Keating
Independent Director

- Most recently served as the Head of Mining Investment Private Equity at the Oman Investment Authority
- Extensive metals and mining experience gained at African Nickel Ltd, Anglo American and Investec Bank

جهـاز الاستثمـار العُمانـي
Oman Investment Authority
Investec
AngloAmerican

Sources: Rigel company website - https://www.rigelresource.com/team.

Aurous Resources

23

Ap p e n dix 2 – Furt h er Aur o us Det a il

Aurous Resources Management Team



Richard Floyd
Chief Executive Officer

- Cofounder and shareholder responsible for Aurous' revival
- Successfully raised c. $100m to build new infrastructure and ramping up production
- Prior decade as gold mining exec at Galaxy/Galane Gold (TSX), East Daggafontein Mines Ltd (ex Anglo), Raven Mining Zimbabwe
- Member of the Association of Mine Managers South Africa



Alan Smith
Executive Chairman

- Mining engineer with over 45 years experience
- Prior experience includes being CEO of AngloGold Ashanti South Africa, CEO of FreeGold Ltd and GM of De Beers' Central Mines (Kimberley, Finsch and Koffiefontein)
- Member of the Association of Mine Managers South Africa



Izak Marais
Chief Operating Officer

- Mining engineer with over 30 years of experience
- Prior experience includes being CEO of fluorspar-miner Sallies (JSE), COO of Gold One Group (ASX/JSE), Benchmarking Manager for Gold Fields and Operations Manager for the ultra-deep Kloof Gold Mine



Pieter du Preez
Chief Financial Officer

- Corporate finance executive with over 25 years of experience
- Prior experience includes being CFO of Taung Gold, Group Economist at Gold Fields and Corporate Finance Executive at Touchstone Capital and Sasfin Capital where he worked on capital raisings, mergers and acquisitions and deal origination
- CFA Charterholder



João Mahumana
Mine Manager

- Mining Engineer with over 35 years experience
- Prior experience includes operations manager at Beatrix, Burnstone trackless mining and Blyvooruitzicht Mine, projects manager for DRDGOLD corporate office, Underground Manager at Driefontein, Elandsrand and Natalspruit in the Free State



Motsumi Tlhapi
Chief Safety Officer

- Safety Practitioner with over 28 years experience
- Prior experience includes: CSO of Lanxess Chrome Mine Rustenburg, Maseve Platinum Mine Rustenburg and Samancor Limpopo
- Member of the South African Institute of Occupational Safety And Health (SAIOSH)

Sources: Blyvoor Corporate Presentation Q1 2023, Company Management.

24

Large, High-Grade Mine Resource to Reserve Conversion Potential

Plan Map of Underground Blyvoor Gold Mine Orebody


VARKENSLAAGTE 119-IQ
BLYVOORUITZICHT 116-IQ
N
DOORNFONTEIN No. 118-IQ
KLEINFONTEIN
Kilometers
0 1 2 3 4
LEGEND
Blyvoor Drillhole
MR143GP

Blyvoor Gold Mine Mineral R&R (100%)

Classification	Tonnes (Mt)	Grade (g/t Au)	Contained Gold (Moz Au)
Proven	9.0	5.6	1.6
Probable	21.0	5.5	3.7
Total Reserves	**30.1**	**5.5**	**5.3**
Measured (exclusive)	14.6	4.8	2.2
Indicated (exclusive)	3.6	3.5	0.4
Total M&I (exclusive)	**18.2**	**4.5**	**2.6**
Total Inferred	**79.5**	**4.4**	**11.2**

Reserve & Resource Base Composition

Blyvoor Gold Mine


Total Reserves
28%
Inferred Resource
58%
Total M&I Resource
(Exclusive)
14%

Gauta Gold Project


Inferred Resource
39%
Total Reserves
61%

Gauta Gold Project Mineral R&R (100%)

Classification	Tonnes (Mt)	Grade (g/t Au)	Contained Gold (Moz Au)
Probable (TSF 6 & 7)	84.3	0.3	0.8
Total Reserves	**84.3**	**0.3**	**0.8**
Total Inferred	**58.3**	**0.3**	**0.5**

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.

AUROUS RESOURCES

25

Blyvoor Gold Mine Employs a Simple & Highly Effective Mining Method

Mining Method Employed

- Mining strategy is to extract both the quartz-pebble Middelvlei Reef (MV) and the carbonaceous, gold-rich Carbon Leader Reef (CL) ore utilizing the Peter Skeat Shaft[(1)]
  - Conventional stoping method implemented at No.5 shaft using hand-held hydro-powered drills to clear ore to existing ore passes
- No dewatering required at present as all mining will take place above water level over the next five years[(2)]
  - Planned dewatering efforts will allow for incremental mining in years beyond
- Significant potential efficiency upside should selective blast mining be employed
  - Halves the ore hauled for same gold production and increases feed grade

Key Advantages of Selective Blast Mining

- ✓ Reduced dilution of reef
- ✓ Better working conditions
- ✓ Improved ventilation controls and lower ventilation costs
- ✓ Reduced seismicity
- ✓ Improved metal recovery vs. mine planning estimate (mine call factor)

Potential Upside Through Selective Blast Mining

SBM First Blast


Hanging Wall
Blast Holes
Orebody
Waste from 1st blast thrust-blasted and packed against hanging wall
Waste
Waste from Previous Blast
Footwall

SBM Second Blast


Hanging Wall
Orebody
Waste from 1st blast thrust-blasted and packed against hanging wall
Value rock from 2nd blast
Waste
Waste from Previous Blast
Footwall

Sources: Blyvoor Corporate Presentation Q1 2023, Company information.
Notes: (1) The Carbon Leader Reef is located above the Middelvlei reef, located ~80m apart vertically. (2) The water level is ~2,370m below surface. The lowest operating level currently is located 2,291m below surface.

AUROUS RESOURCES

26

Mine Assumes a Conventional Processing Flowsheet

Processing Overview

- The plant has a current run-of-mine (ROM) feed capacity of 40 ktpm and an expansion to 80 ktpm is in process to allow for the planned increase in production
- The plant employs a conventional flowsheet, consisting of:
  - Crushed ore from the mine passes into either of two mills, to a carbon in pulp (CIP) circuit with the option of gravity concentration prior to the leach circuit
  - Loaded carbon from the CIP circuit is fed into the elution circuit to strip the gold off the carbon
  - On-site smelting to produce dore bars of approximately 85% purity on average for delivery to Rand Refinery (the world's largest gold refinery) for further refining
- The mine plan contemplates a processing plant feed grade of between 4 g/t Au and 7 g/t Au depending on the mining mix
- Tailings are deposited onto the existing No. 6 tailings storage facility (TSF)
  - Will potentially form part of tailings retreatment feedstock as part of Gauta Tailings Project

Process Flow Sheet



Fine Surface Source
RoM
RoM Silo
Ore Crushing
Coarse Surface Source
Crushed Ore Silo
Ore Milling
Classification
Gravity Concentration
Conditioning and Leach
Intensive CIL
CIP
Elution and EW
Smelting
Dore
Detox
Thickening
TSF



Sepro

Sources: *Blyvoor Corporate Presentation Q1 2023.*

AUROUS RESOURCES

27

Current & Future Underground Infrastructure


Current Mining Area
Doornfontein Sect.
No. 5 Shaft
Old Blyvooruitzicht Sect.
Surface
1 Level
New Dewatering Column
9 Level
6 Level
No. 2A Sub-vertical Shaft – Not to be used
No. 5A Sub-vertical Shaft
No. 1A Sub-vertical Shaft – Emergency Secondary Escape
1677m to Surface
14 Level Dams
15 Level
15 Level
12 Level
17 Level
A5 Incline
19 Level
New Orepass System
New Dewatering Column
16 Level
21 Level
19 Level
23 Level
27.5 Mid Shaft Loading
889m
Level Closed - FOG
25 Level
24 Level
B5 Incline
27 Level
29 Level
29 Level Dams
Boundary
B5 Incline
B5A Incline
33 Mid Shaft Loading
31 Level
33 Level
2566 to Surface
33 Level Dams
34 Level
No. 1A Sub-vertical Shaft Orepass System
3 Orepasses (17 to 33 Level)
1 x Operational
2 x Non operational
43 Level Loading Station
47 Level
Shaft Bottom -3462.8
Legend:
Existing Development and Infrastructure
New Development Existing
Traveling Ways New Dewatering
Column Existing Ore passes

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.

AUROUS RESOURCES

28

View of Peter Skeat Shaft Surface Infrastructure


Legend
Peter Skeat Shaft Lamproom and Crush
Peter Skeat Shaft Offices and Admin Block
Peter Skeat Shaft Surface Winderhouse
Peter Skeat Shaft Distribution Substation
Peter Skeat Shaft Engineering and Infrastructure Battery Limit
Peter Skeat Shaft Headgear and Shaft
Blyvoor Intake Yard, Sub and PFC Equipment
Eskom Substation
Explosives Bay
Process Plant Battery Limit
Sewage Plant
Shaft Parking Area
Shaft Silo Feed Conveyor
Surface Compressor and Cooling Towers
Surface Store
Surface Ventilation Fans
Surface Workshop

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.

29

Proven Gauta Tailings Retreatment Process

Gauta Mining & Processing Overview

- The mining method planned to be used for the reclamation of the TSF No. 6 and TSF No. 7 is hydro-mining, which uses high-pressure water monitors (water jets) to erode the TSF
  - Mining will commence with targeting the high-grade areas located at the upper portion of TSF No. 6 and then move to TSF No. 7
  - Aurous will seek to subsequently mine the other TSFs
- The planned mining strategy involves a 12-month ramp up to 500 ktpm steady state-production over a period of 15 years
- Ore slurry will then be transported to the processing plant via pipeline, where 500ktpm will be treated through two identical circuits
  - Subsequently, a well-tested and widely used Carbon-In-Leach (CIL) process will be used to recover the gold
  - An oxidation step will be utilised before cyanidation to improve leaching kinetics and lower the cyanide consumption
  - Average production of ~30kozpa Au is expected from the tailings retreatment project
- Other operations that treat similar surface stockpiles incorporate a grinding step prior to pre-oxidation and leaching
  - Lower grade does not warrant the additional expensive grinding step improving cost efficiencies and expected profitability

Planned Gauta Processing Flow Sheet



SMBS
Cyanide
Oxygen
Lime
Trash Removal
Feed Thickening
Pre-Oxidation
Carbon-in-Leach
Detox
Reclaimed Tailings
Stripped Carbon
Loaded Carbon
Tailings Thickening
Old TSF
Process Water Storage
New TSF
Water
HCl
Acid Wash
Fresh Carbon
Carbon Regeneration
Elution
Electrowinning
Caustic
Smelting
Doré

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.

AUROUS RESOURCES

30

Gauta Tailings Retreatment Plant and Method

Gauta Tailings Retreatment Plant

Three Dimensional Overview



High Pressure Water Monitoring

Anticipated Method on TSFs[(1)]





Sources: Company information
Notes: (1) Illustrations from other similar existing tailings retreatment operations on the Witwatersrand Basin.

AUROUS RESOURCES

31

Highly Attractive Economic Profile for Blyvoor & Gauta

S-K 1300 Project Economics

Blyvoor Gold Mine

Mine Value[1]	
Discount Rate	NPV *(US$m,100% Basis)*
5%	1,310

- **NPV** derived from post government royalties and tax, pre-debt real cash flows, and macro-economic projections
- Incorporates gold royalty held by Sandstorm
- Corporate tax ~29-31% with capital expenditure relief
- Includes government royalty

Gauta Gold Project

Tailings Value[1]	
Discount Rate	NPV *(US$m)*
5%	80

- **NPV** derived from post tax, pre-debt real cash flows, and macro-economic projections
- Average tax rate ~29-31% with capital expenditure relief
- Excludes government royalty[2]

Cash Flow Projections as per S-K 1300 Technical Reports


US$m
140
120
100
80
60
40
20
0
-20
-40
Y1
Y4
Y7
Y10
Y13
Y16
Y19
Y22
Y25
Y28
Y31
Y34
FCF (US$m)
Capex (USm)


US$m
Tailings pre-production capital of ~US$99m consists of ~US$80m plant infrastructure costs, ~US$17m mining costs and ~US$2m spent on other infrastructure spend
150
125
100
75
50
25
0
(25)
(50)
(75)
(100)
Y2
Y4
Y6
Y8
Y10
Y12
Y14
Y16
Y18
FCF (US$m)
Capex (USm)
Cumulative FCF (US$m)

Sources: *S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.*
Notes: *Financials shown on fiscal year basis. Fiscal year ending 28 Feb. (1) Long-term gold price of US$1,750/oz. (2) Historic TSF's are not defined as a mineral resource in the MPRDA and hence the gold produced from these is not subject to the provisions of the Royalty Act.*

AUROUS RESOURCES

32

Blyvoor Gold Mine Model (First 15 Years) (Per S-K 1300)

INPUT	UNITS	LOM	Y1	Y2	Y3	Y4	Y5	Y6	Y7	Y8	Y9	Y10	Y11	Y12	Y13	Y14	Y15	Average Y16-Y34
CASH FLOW SUMMARY																		
PAYABLE GOLD	***koz***	**5,020**	**29.2**	**57.4**	**96.2**	**144.0**	**163.1**	**180.9**	**164.5**	**149.1**	**158.3**	**153.8**	**170.7**	**163.4**	**152.4**	**124.1**	**137.8**	**156.6**
GOLD PRICE (AT MARKET)	*US$/oz*	1,756	1,839	1,851	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750
NET REVENUE[1]	***US$m***	**8,448**	**49.8**	**98.8**	**156.7**	**234.6**	**265.9**	**295.9**	**268.2**	**242.9**	**257.9**	**250.5**	**278.6**	**266.3**	**248.2**	**202.2**	**224.4**	**268.8**
DIRECT CASH COSTS	*US$m*	(3,265)	(38.9)	(53.3)	(62.4)	(76.4)	(90.2)	(100.9)	(100.3)	(99.6)	(100.2)	(101.1)	(99.5)	(102.1)	(101.9)	(100.5)	(101.4)	(101.9)
G&A / OTHER ALLOCATED COSTS	*US$m*	(415)	(0.6)	(1.2)	(1.6)	(6.7)	(13.4)	(15.3)	(13.9)	(12.3)	(13.7)	(13.4)	(14.8)	(14.1)	(12.6)	(8.8)	(10.6)	(13.8)
EBITDA	***US$m***	**4,768**	**10.3**	**44.3**	**92.7**	**151.5**	**162.3**	**179.8**	**154.0**	**131.1**	**143.9**	**136.0**	**164.4**	**150.1**	**133.7**	**92.9**	**112.4**	**153.1**
TAXATION	*US$m*	(1,225)	-	-	-	(4.7)	(38.9)	(45.0)	(40.9)	(35.3)	(41.4)	(40.3)	(46.4)	(41.6)	(36.4)	(23.3)	(29.4)	(42.2)
WORKING CAPITAL CHANGES	*US$m*	1	1.2	0.1	(0.5)	(0.4)	0.5	0.3	0.5	0.4	(0.2)	0.2	(0.7)	0.4	0.3	0.8	(0.3)	(0.1)
CAPEX	*US$m*	(621)	(34.5)	(31.5)	(27.8)	(41.1)	(34.6)	(32.5)	(20.4)	(15.1)	(9.3)	(4.9)	(14.1)	(14.3)	(14.2)	(14.2)	(14.6)	(15.7)
UNLEVERED FREE CASH FLOWS	***US$m***	**2,924**	**(22.9)**	**12.9**	**64.4**	**105.3**	**89.3**	**102.5**	**93.2**	**81.1**	**93.0**	**91.0**	**103.3**	**94.6**	**83.4**	**56.1**	**68.0**	**95.2**

DISCOUNT RATE	**%**	**5.0%**
POST-TAX NPV (100% Basis)	***US$m***	**1,310**

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.
Notes: Financials shown on fiscal year basis. Fiscal year ending 28 Feb. (1) Net revenue calculation includes downward adjustment of stream agreement with Sandstorm Gold Royalties.

AUROUS RESOURCES

33

Gauta Gold Project Life-of-Mine Model (Per S-K 1300)

INPUT	UNITS	LOM	Y1	Y2	Y3	Y4	Y5	Y6	Y7	Y8	Y9	Y10	Y11	Y12	Y13	Y14	Y15	Y16	Y17
CASH FLOW SUMMARY																			
PAYABLE GOLD	***koz***	**437**	-	-	**22.2**	**38.1**	**40.5**	**38.9**	**33.4**	**32.2**	**31.7**	**34.0**	**27.2**	**29.7**	**38.3**	**18.8**	**23.0**	**18.3**	**10.5**
GOLD PRICE (AT MARKET)	*US$/oz*	1,750			1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750
NET REVENUE	***US$m***	**764**	-	-	**38.8**	**66.7**	**70.9**	**68.1**	**58.5**	**56.3**	**55.5**	**59.5**	**47.6**	**52.0**	**67.0**	**32.8**	**40.2**	**32.1**	**18.5**
DIRECT CASH COSTS	*US$m*	(422)	-	(0.6)	(20.0)	(30.4)	(30.1)	(30.1)	(30.9)	(29.8)	(29.7)	(29.6)	(29.5)	(29.4)	(27.7)	(28.9)	(28.9)	(29.0)	(17.8)
G&A / OTHER ALLOCATED COSTS	*US$m*	(13)	-	-	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.6)
EBITDA	***US$m***	**329**	-	**(0.6)**	**18.0**	**35.4**	**39.9**	**37.1**	**26.7**	**25.6**	**24.9**	**29.0**	**17.3**	**21.7**	**38.4**	**3.0**	**10.4**	**2.2**	**0.0**
TAXATION	*US$m*	(59)	-	-	-	-	-	(2.6)	(7.6)	(7.5)	(7.3)	(8.6)	(4.8)	(6.2)	(11.7)	(0.2)	(2.6)	-	-
WORKING CAPITAL CHANGES	*US$m*	(0)	-	-	0.2	0.2	(0.1)	0.1	0.2	(0.0)	0.0	(0.1)	0.2	(0.1)	(0.4)	0.8	(0.1)	0.2	(0.4)
CAPEX	*US$m*	(128)	-	(87.8)	(5.0)	(9.6)	(9.1)	(7.1)	(1.4)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.7)	(0.8)	(0.8)	(0.8)	(0.5)
UNLEVERED FREE CASH FLOWS	***US$m***	**143**	-	**(88.4)**	**13.2**	**26.0**	**30.7**	**27.4**	**18.0**	**17.3**	**16.9**	**19.6**	**11.9**	**14.6**	**25.6**	**2.8**	**6.9**	**1.6**	**(0.8)**

DISCOUNT RATE	**%**	**5.0%**
POST-TAX NPV	***US$m***	**80**

Sources: S-K 1300 Technical Reports on the Blyvoor Gold Mine and Gauta Tailings, dated September 2023.
Notes: Financials shown on fiscal year basis. Fiscal year ending 28 Feb.

AUROUS RESOURCES

34

Ap p e n dix 3 – Risk Factors

Risk Factors

FORWARD-LOOKING STATEMENTS

Certain statements contained in this document, other than statements of historical fact, including, without limitation, those concerning the Proposed Combination, Rigel Resource Acquisition Corp.'s ("Rigel") and the Target Companies' ability to consummate the transaction, the benefits of the transaction and the Target Companies' future financial performance following the transaction, as well as the economic outlook for the gold mining industry, expectations regarding gold prices, production, total cash costs, all-in sustaining costs, all-in costs, cost savings and other operating results, return on equity, productivity improvements, growth prospects and outlook of the operations of the Target Companies, individually or in the aggregate, including the achievement of project milestones, commencement and completion of commercial operations of certain of the Target Companies' exploration and production projects and the completion of acquisitions, dispositions or joint venture transactions, the Target Companies' liquidity and capital resources and capital expenditures, and the outcome and consequences of any potential or pending litigation or regulatory proceedings or environmental, health and safety issues, are forward-looking statements regarding the Target Companies' operations, economic performance and financial condition. These forward-looking statements, including statements that describe the Target Companies' and Rigel's objectives, plans, goals, or forecasts involve known and unknown risks, uncertainties and other factors that may cause the Target Companies' actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied in these forward-looking statements. Although the Target Companies and Rigel believe that the expectations reflected in such forward-looking statements and forecasts are reasonable, no assurance can be given that such expectations will prove to have been correct. Accordingly, results could differ materially from those set out in the forward-looking statements as a result of, among other factors, changes in economic, social, political and market conditions, including related to inflation or international conflicts, the success of business and operating initiatives, changes in the regulatory environment and other government actions, including environmental approvals, fluctuations in gold prices and exchange rates, the outcome of pending or future litigation proceedings, any supply chain disruptions, any public health crises, pandemics or epidemics, and other business and operational risks and other factors, including mining accidents. For a summary of such risk factors, refer to the Target Companies' and Rigel's Risk Factors paragraph below. These factors are not necessarily all of the important factors that could cause the Target Companies' actual results to differ materially from those expressed in any forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. Consequently, readers are cautioned not to place undue reliance on forward-looking statements. The Target Companies or Rigel undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by applicable law.

RISK FACTORS

This section summarises many of the risks that could affect the operations of the Target Companies or Rigel. There may, however, be additional risks unknown to the Target Companies or Rigel and other risks, currently believed to be immaterial, that could turn out to be material. Additional risks may arise or become material subsequent to the date of this document. These risks, either individually or simultaneously, could significantly affect the Target Companies' or Rigel's business, operational and financial results and the price of their securities.

1. **Risks Related to the Target Companies' Industry**
   - Mining companies are increasingly expected to operate in a sustainable manner and to provide benefits and mitigate adverse impacts to affected communities. Failure to do so can result in legal suits, additional costs to address social or environmental impacts of operations, investor divestment, adverse reputational impacts and loss of "social licence to operate", and could adversely impact the Target Companies' financial condition.
   - Mining companies are subject to many risks related to the development of existing and new mining projects that may adversely affect their results of operations and profitability. Resource exploration and development is a speculative business and involves a high degree of risk.
   - Mining companies are subject to extensive and rapidly changing environmental, health and safety laws and regulations. Failure to comply with these requirements could result in enforcement proceedings, claims, suspension of operations, community protest and/or additional capital or operating expenditures that could adversely impact the Target Companies' financial condition or reputation.
   - Compliance with tailings management requirements and standards, and potential liabilities in the event of a failure to timely comply with these requirements or an incident involving a tailings storage facility, could adversely impact the Target Companies' financial condition, results of operations and reputation.
   - The Target Companies' ability to replace their mineral resources and reserves is subject to uncertainty and risks inherent in exploration, technical and economic pre-feasibility and feasibility studies and other project evaluation activities, as well as competition within the industry for attractive mining properties.
   - Mining is inherently hazardous and the related risks of events that cause disruptions to the Target Companies' mining operations may adversely impact the environment or the health, safety or security of the company's workers or the local community, production, cash flows and overall profitability.
   - Mining operations and projects are vulnerable to supply chain disruptions such that operations and development projects could be adversely affected by shortages of, as well as extended lead times to deliver, strategic spares, critical consumables, mining equipment or metallurgical plant.
   - Mining operations and projects are vulnerable to infrastructure constraints, as well as mining, geotechnical and processing risks.
   - Mineral reserve and resource estimates are expressions of judgement based on knowledge, experience and industry practice. Estimates may change or become uncertain when new information becomes available on the tenements through additional exploration, investigations, research, testing or engineering over the life of a project.
   - Mining companies face strong competition and industry consolidation.
2. **Risks Related to the Target Companies' Operations and Business**
   - The Target Companies' operations are vulnerable to infrastructure constraints, including in cage hoisting and plant capacity. Delays or failures in dewatering of flooded underground working areas will impact negatively on the accessibility, as well as the re-equipping and re-establishment of the workings. The time and costs associated with accessing working places is based on assumptions and could have been under-estimated.
   - The Target Companies' operations are vulnerable to mining risk, including not achieving planned face advance, delays in production as a result of seismicity, under-performing against the mine plan, not achieving planned selective blast mining efficiencies with regards to face advance, gold loss and dilution, and not achieving planned production ramp-up and not maintaining steady-state production.
   - The Target Companies' operations are vulnerable to processing risk, including not achieving planned production throughput and recoveries, as well as insufficient tailings storage facility capacity.
   - The Target Companies' operations are vulnerable to financial and legal risks, which may lead to disruption or suspension of the Target Companies' operations and / or imposition of fines. There can be no assurance that there will be sufficient capital provision or that operating costs will not exceed budgeted costs.
   - The Target Companies' inability to retain its senior management may have an adverse effect on their business.

AUROUS RESOURCES

35

Risk Factors Cont'd

- The Target Companies compete with mining and other companies for key human resources with critical skills and its inability to retain key personnel or sufficient "Historically Disadvantaged South Africans" (HDSA) representation in management positions could have an adverse effect on their business.
- Increased labour costs could have a material adverse effect on the Target Companies' results of operations and financial condition.
- The use of contractors at certain of the Target Companies' operations may expose the Target Companies to delays or suspensions in mining activities and increased mining costs.
- Artisanal and illegal mining may occur on the Target Companies' properties, which can disrupt the Target Companies' business, have adverse environmental, health, safety and security impacts, and expose the Target Companies to liability.
- The Target Companies have been exposed to security risks, including theft of gold and gold-bearing material, and may continue to be exposed in the future. Increased security-related expenditures or materialization of security risks may lead to increased operational expenses and have a material adverse effect on the Target Companies' results of operations and financial condition.
- Given the nature of mining and the type of mines we operate, we face a material risk of liability, delays and increased cash costs of production from environmental and industrial accidents and pollution compliance breaches.
- Failure to modernise operations may have a material adverse effect on the Target Companies' business.
- Title to the Target Companies' properties, whilst currently secured in law, may be subject to challenge.
- The outbreak of the COVID-19 pandemic and the prevalence of HIV/AIDS has had and may continue to have a material adverse effect on the Target Companies' business, financial condition, and results of operations. Any future epidemics may also have similar, or more severe, effects on global economic activity and on their business, results of operations or financial condition.
- The Target Companies' operations are subject to various climate change-related physical risks which may adversely impact its production activities, mine sites and personnel and/or result in resource shortages or environmental damages.
- The Target Companies' operations are regionally concentrated, disruptions in these regions could have a material adverse impact on the operations and financial condition of the business.
- Many of the financial and operational figures included in this presentation relate solely to the tailings business of Gauta Tailings and the mining business of Blyvoor Gold and may not be reflective of the financial and operational projections of the Target Companies overall.

3. Risks Related to the Target Companies' Operations and Business

- The Target Companies have at present and expect to have significant financing requirements from time to time and may incur substantial additional indebtedness in the future, which could adversely impact their business.
- Sales of large quantities of the Target Companies ordinary shares or similar securities, or the perception that these sales may occur or other dilution of the Target Companies' equity, could adversely affect the prevailing market price of the Target Companies' securities.
- The Target Companies may not pay dividends or make similar payments to shareholders in the future.
- There can be no assurance that the Target Companies will be able to support the carrying amount of their property, plant and equipment, intangible assets and goodwill on the balance sheet. If the carrying amount of their assets is not recoverable, the Target Companies may be required to recognise an impairment charge, which could be material.
- We are subject to the imposition of various regulatory costs, such as mining taxes and royalties, changes to which may have a material adverse effect on our operations and profits.
- Any downgrade of credit ratings assigned to the Target Companies' debt securities could increase future interest costs and adversely affect the availability of new debt financing.
- Any acquisition or acquisitions that the Target Companies may complete may expose them to new geographic, political, legal, social, operating, financial and geological risks.
- The occurrence of events for which the Target Companies are not insured or for which their insurance is inadequate may adversely affect cash flows and overall profitability. There can be no assurance that the Target Companies' insurance coverage will adequately satisfy all potential claims in the future.

4. Market Risks

- The price of gold, the Target Companies' principal product, and other commodity market price fluctuations could adversely affect the profitability of operations.
- The profitability of mining companies' operations and the cash flows generated by these operations are significantly affected by fluctuations in input production prices, some of which are linked to the prices of oil and steel.
- Global political and economic conditions could adversely affect the Target Companies' profitability of operations.
- Inflation may have a material adverse effect on results of operations.

5. Other Regulatory and Legal Risks

- Failure to comply with laws, regulations, standards and contractual obligations, breaches in governance processes or fraud, bribery and corruption may lead to regulatory penalties, loss of licences or permits, negative effects on the Target Companies' reported financial results, and adversely affect their reputation.
- The mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which is the subject of dispute. Changes to this legislation could adversely impact the Target Companies' results of operations and financial condition.
- The Target Companies have been, are currently, and may from time to time be involved in legal, tax or regulatory proceedings or disputes and to heightened risk of claims against them, which could have an adverse impact on the Target Companies' reputation, profitability and consolidated financial position and lead to increased legal expenses and awards against the Target Companies.
- Compliance with emerging climate change-related requirements could result in additional costs and expose the Target Companies to additional liabilities.
- Increasing scrutiny and changing expectations from the Target Companies' stakeholders, including communities, governments and NGOs as well as investors, lenders and other market participants, with respect to the Target Companies' Environmental, Social and Governance performance and policies may impact the Target Companies' reputation, result in additional costs to meet the expectations of stakeholders, hinder access to capital or expose the Target Companies to additional risks, including disinvestment and litigation.

AUROUS RESOURCES

36

Risk Factors Cont'd

- Breaches in cybersecurity and violations of data protection laws may adversely impact or disrupt the Target Companies' business.
- U.S. securities laws do not require the Target Companies to disclose as much information to investors as a U.S. issuer is required to disclose, and investors may receive less information about the Target Companies than they might otherwise receive from a comparable U.S. company.
- The scope of due diligence Rigel has conducted in conjunction with the Proposed Combination may be different than would typically be conducted in the event the Target Companies pursued an underwritten public offering, and you may be less protected as an investor from any material issues with respect to the Target Companies' business.

6. **Risks Related to South Africa**

- The Target Companies' mineral deposits, mineral resources and reserves, and mining operations are located in a country where political, tax and economic laws and policies may change rapidly and unpredictably and such changes and policies, including with respect to financial provisioning for rehabilitation, may adversely affect both the terms of their mining rights and concessions, as well as their ability to conduct operations.
- The Target Companies' operations are subject to water use licences. Although the Target Companies are operating in accordance with government departmental recommendations and has applied for a new water use license, they are currently operating without a valid water use license, which could result in fines, sanctions and penalties from the competent authorities or suspension of the Target Companies' operations and have a material adverse effect on the Target Companies' business, operating results and financial condition.
- The Target Companies' mineral resources and reserves, deposits and mining operations are located in a country that faces instability, public health and security risks that may adversely affect both the terms of their mining rights and concessions, as well as their ability to conduct operations.
- The prevalence of occupational health diseases and other diseases and the potential costs and liabilities related thereto may have an adverse effect on the business and results of operations of the Target Companies.
- Since the Target Companies' labour force has substantial trade union participation, they face increased risk of disruption from labour disputes and amendments to South African labour laws. Labour unrest, union activity, activism and disruptions (including protracted stoppages) have had and could have a material adverse effect on the Target Companies' results of operations and financial condition.
- The Target Companies' mineral rights in South Africa could be altered, suspended or cancelled for a variety of reasons, including breaches in their obligations in respect of such mining rights.
- Foreign exchange fluctuations and South African control exchange regulations may constrain the Target Companies' financial flexibility, which could have a material adverse effect on the Target Companies' results of operations and financial condition.
- Failure to comply with the requirements of the Broad-based Socio-economic Empowerment Charter 2018 could have an adverse effect on the Target Companies' business, operating results and financial condition of their operations.
- The tax framework in South Africa is complex with respect to mineral activities, including in with reference to mining royalties, ring-fencing of unredeemed capital expenditure, re-assessment of unredeemed capital expenditure by the SARS, and potential tax reform or draft amendments to the ITA, which could have an adverse effect on the business, operating results and financial condition of the Target Companies' operations.
- Fluctuations in the exchange rate of the South African currency may reduce the market value of the Target Companies' securities, as well as the market value of any dividends or distributions paid by the Target Companies.
- Energy cost increases, and power fluctuations and stoppages could adversely impact the Target Companies' results of operations and financial condition.
- A further downgrade of South Africa's credit rating may have an adverse effect on the Target Companies' ability to secure financing.

7. **Risks Related to the Proposed Combination**

- Events, changes and circumstances which are or may be beyond the control of the Target Companies' and Rigel Resource Acquisition Corp may give rise to the termination of negotiations and subsequent definitive agreements related to the Proposed Combination.
- The consummation of the Proposed Combination is expected to be subject to a number of conditions, some of which will beyond the control of the Target Companies and Rigel Resource Acquisition Corp, including the approval of the shareholders and various regulatory authorities. If those conditions are not met or waived, the Proposed Combination may not occur.
- The Target Companies' operations may be restricted during the pendency of the Proposed Combination pursuant to terms of the Business Combination Agreement.
- An affiliate of Rigel's sponsor maintains interests related to a subsidiary of Aurous Resources, including a non-controlling shareholding interest. In case of a conflict of interest between the sponsor and Aurous Resources, the sponsor may give priority to its own interests, which may in turn impact the financial condition, operations and profitability of Aurous Resources and its subsidiaries.
- Some of Rigel's executive officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Proposed Combination without regard to investors' interests or in determining whether the Target Companies are appropriate targets for Rigel's initial business combination.
- Both Rigel and the Target Companies will incur significant transaction costs in connection with the Proposed Combination.
- There can be no assurance as to the timing of the commencement or completion of the SEC review of the proxy statement/prospectus relating to the Proposed Combination, which in turn will determine the timing of the closing of the Proposed Combination.
- The legal architecture of the Proposed Combination may give rise to unanticipated or adverse tax consequences, including to Rigel Resource Acquisition Corp's shareholders.
- The ability of Rigel's public shareholders to exercise redemption rights with respect to a significant portion of its Class A shares could increase the probability that the Proposed Combination will be unsuccessful.
- Because Rigel is, and the resulting public entity will be, incorporated under the laws of the Cayman Islands investors may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited.
- Securities of companies formed through business combinations such as the resulting public entity may experience a material decline in price relative to the share price of their public shares prior to the business combination.
- If Rigel is deemed to be an investment company for purposes of the Investment Company Act, it would be required to institute burdensome compliance requirements and its activities would be severely restricted and, as a result, it may be required to wind up, redeem and liquidate.

AUROUS RESOURCES
37

Risk Factors Cont'd

8. **Risks Related to Being a Public Company**
   - The Target Companies' appointment of a new registered independent accounting firm could result in additional costs and difficulties in complying with regulations governing public company corporate governance including reporting delays in the filing of its reports with the SEC, and the Target Companies' registered independent accounting firm may interpret accounting rules differently from its former firm, which could adversely impact its business.
   - Failure to comply with requirements to design, implement and maintain effective internal control over financial reporting, including Section 404(a) of the Sarbanes-Oxley Act, could have a material adverse effect on the resulting public entity's business and stock price and investors' confidence on the reliability of its financial statements.
   - NYSE may delist Rigel's or the resulting public entity's securities from trading on its exchange, which could limit investors' ability to make transactions in Rigel's or the resulting public entity's securities and subject Rigel or the resulting public entity to additional trading restrictions.
   - An active trading market for the equity securities may not develop or may not be sustained to provide adequate liquidity.
   - The resulting public entity could be the subject of securities class action litigation due to future stock price volatility, which could divert management's attention and materially and adversely affect our business, financial position, results of operations and cash flows.
   - Future sales of equity securities by existing shareholders or by the resulting public entity, or future dilutive issuances of equity securities by the group, could adversely affect prevailing market prices for the equity securities.
   - The quarterly results of operations may fluctuate and as a result, the group may fail to meet or exceed the expectations of investors or securities analysts, which could cause the share price to decline.
   - Following the consummation of the Proposed Combination, the resulting public entity will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
   - Concentration of ownership of the resulting public entity among members of the Target Companies' and Rigel's senior management, existing directors and principal stockholders may prevent new investors from influencing significant corporate decisions and their interests may be different from, or in addition to, investors' interests.
   - Rigel is, and the resulting public entity will be, an "emerging growth company" and a "foreign private issuer" and, as a result of the reduced disclosure and governance requirements applicable to such companies, its securities may be less attractive to investors and it may be more difficult to compare the resulting public entity's performance to the performance of other public companies.

The risks described above are not the only risks faced by the Target Companies and Rigel. You should also carefully review the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the filings that Rigel has made and will make and other filings that will be made with the U.S. Securities and Exchange Commission.

AUROUS RESOURCES

38